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                                                                 Exhibit 10.21

                              CONSULTING AGREEMENT

         This CONSULTING AGREEMENT ("Agreement"), dated as of June 25, 1999, between Consolidated Stores Corporation, an Ohio corporation (the "Company"), and Michael J. Wagner ("Consultant").

                                    RECITALS

         A. The Company and Consultant desire to enter into a consulting arrangement;

         B. The Company has determined that it is in the best interests of the Company and its shareholders to enter into this Agreement setting forth the obligations and duties of both the Company and Consultant; and

         C. The Company wishes to assure itself of the services of Consultant for the period hereinafter provided, and Consultant is willing to serve as a consultant to the Company for said period, upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Consultant (individually, a "Party" and together, the "Parties") agree as follows:

         1. CONSULTING PERIOD. Subject to the provisions for earlier termination as hereinafter provided, the Company shall engage Consultant on the terms and conditions set forth for a term commencing on the date hereof and continuing through and until the earlier of (a) October 15, 2003; or (b) the end of any period during which severance payments are being made to Consultant pursuant to the Employment Agreement of even date herewith among Consultant, KB Kids.com LLC and K.B. Consolidated, Inc. ("Consulting Period").

         2. CONSULTING SERVICES. During the Consulting Period, Consultant shall provide the Company, at such times and as may be requested by the Company, with advice and recommendations concerning various matters respecting the business of the Company, including, without limitation, advice and recommendations as to investor relations and the public dissemination of information by the Company. At the request of the Company, Consultant shall meet periodically with the Company's executive officers, Board of Directors or such other persons as may be designated by the Company for the purpose of providing the consulting services as set forth herein. The Company and Consultant expressly acknowledge and agree that the consulting services to be provided under this Agreement shall be performed as an independent contractor, and not as an agent or employee of the Company.
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     3.   PAYMENTS.

         (a) As consideration for entering into this Agreement, the Company shall pay to Consultant a one-time, lump sum cash bonus in the amount of Eighty-Seven Thousand Dollars ($87,000), payable within thirty (30) days after the date of this Agreement.

         (b) As consideration for the obligations of Consultant under this Agreement, the Company shall pay to Consultant Ten Thousand Dollars ($10,000) per annum during the term of the Consulting Period, payable in accordance with the regular payroll practices of the Company.

         (c) During the Consulting Period, Consultant shall be entitled to prompt reimbursement by the Company for all reasonable out-of-pocket expenses incurred by him in performing consulting services requested by the Company under this Agreement, upon submission of such accounts and records as may be required under Company policy.

     4.   TERMINATION OF CONSULTING PERIOD.

         (a) DEATH OR DISABILITY. The Consulting Period will terminate upon the death or " Disability" of Consultant. For purposes of this Agreement, "Disability" shall mean the illness or other physical or mental disability of Consultant, resulting in his inability to perform substantially his consulting duties under this Agreement for a period of one hundred eighty
     (180) or more consecutive days or for two hundred seventy (270) days in the aggregate during any consecutive (12) month period.

         (b)   Upon Termination of the Consulting Period pursuant to this
     Section 4, all obligations and liabilities of the Parties under this Agreement shall cease unless otherwise set forth herein.

     5. CONFIDENTIALITY. Consultant agrees that during the Consulting Period and for a period of one (1) year after termination of the Consulting Period, he will hold in strictest confidence and will not use or disclose any information regarding the techniques, processes, business plans, services, pricing, trade secrets, customers, suppliers, prospect names, or other proprietary or confidential information of the Company, including, without limitation, information relating to the current or planned products, services, sales, employees or business of the Company, except as such disclosure or use may be required in connection with Consultant's consulting services hereunder. Upon termination of the Consulting Period, Consultant will deliver to the Company any and all materials that contain such proprietary or confidential information and will not retain any copies, reproductions or summaries of any such materials. All property of the Company shall be returned by Consultant promptly and in good condition except for normal wear. The Consultant acknowledges that upon adequate proof of violation of any legally enforceable provision of this Section 5, the Company shall be entitled to seek injunctive relief and may obtain a temporary order restraining any threatened or further breach.


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         6. ASSIGNABILITY; BINDING NATURE. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Consultant) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to (a) a merger or consolidation in which the Company is not the continuing entity or (b) a sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it will use its best efforts to cause such assignee or transferee expressly to assume the liabilities, obligations and duties of the Company hereunder. No obligations of Consultant under this Agreement may be assigned or transferred by Consultant.

         7. ENTIRE AGREEMENT. Except to the extent otherwise provided herein, this Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreements, whether written or oral, between the Parties concerning the subject matter hereof.

         8. AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by both Consultant and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Consultant or an authorized officer of the Company, as the case may be.

         9. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         10. SURVIVORSHIP. The respective rights and obligations of the Parties hereunder shall survive any termination of the Consulting Period to the extent necessary to the intended preservation of such rights and obligations as described in this Agreement.

         11. GOVERNING LAW. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Ohio, without reference to principles of conflict of laws.

         12. NOTICES. Any notice given to either Party shall be in writing and shall be deemed to have been given when delivered personally or one (1) day after having been sent by overnight courier service or three (3) days after having been sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


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         If to the Company:         Consolidated Stores Corporation
                                    300 Phillipi Road
                                    Columbus, Ohio 43228-0512
                                    Attention: General Counsel

         With a copy to:            Benesch, Friedlander, Coplan & Aronoff LLP
                                    2300 BP Tower
                                    200 Public Square
                                    Cleveland, Ohio 44114
                                    Attention: Michael Wager, Esq.

         If to Consultant:          Michael J. Wagner
                                    77 Cherry Hills Farm Drive
                                    --------------------------
                                    Englewood, Co 80110-7113
                                    --------------------------

         13. HEADINGS. The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the Company and Consultant have caused this Consulting Agreement to be executed as of the date and year first above written.

                                    CONSOLIDATED STORES CORPORATION

                                    By: /s/ Albert J. Bell
                                        ------------------------------
                                        Albert J. Bell
                                        Executive Vice President


                                    CONSULTANT

                                    /s/ Michael J. Wagner
                                    ----------------------------------
                                    MICHAEL J. WAGNER




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